As filed with the Securities and Exchange Commission on May 11, 2005.
                                                      Registration No. 333-90774

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                Vitalstate, Inc.
             (Exact name of registrant as specified in its charter)

                    New York                            13-3935933
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                            ------------------------

                              1499 High Ridge Road,
                          Boynton Beach, Florida 33426
                            (561) 375-6333) (Address
                         of principal executive offices)


              Vitalstate, Inc. 2002 Non-Statutory Stock Option Plan
                            (Full title of the plan)

                            ------------------------


                                    Torys LLP
                                 237 Park Avenue
                               New York, NY 10017
                            Attention: Andrew J. Beck
                                 (212) 880-6000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            ------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-90774) (the "Registration Statement") of Vitalstate, Inc. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on June 19, 2002. The Registration Statement registered shares of the Company's common stock for offers and sales pursuant to the Company's 2002 Non-Statutory Stock Option Plan. The offering has been terminated because the Company intends to deregister its common stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boyton Beach, Florida on the 11th day of May, 2005.

                                      VITALSTATE, INC.


                                      By: /s/    Lisa Dalberth
                                         --------------------------------------
                                          Name:  Lisa Dalberth
                                          Title: Chief Financial Officer

                               POWERS OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Lisa Dalberth and Terry Giles, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities listed below and on May __, 2005.

Signature                                          Title

/s/ Terry Giles                              President and Chief Executive
---------------------                        Officer and Director
    Terry Giles                              (principal executive officer)


/s/ Lisa Dalberth                            Chief Financial Officer
---------------------                        (principal financial and accounting
    Lisa Dalberth                            officer)


/s/ Robert S. Torokvei                       Chairman of the Board of Directors,
---------------------                        Director
    Robert S. Torokvei

/s/ Christopher Luck                         Director
---------------------
    Christopher Luck


/s/ Jonathan Farber                          Director
--------------------
    Jonathan Farber



---------------------                        Director
Gilles Cloutier


/s/ Heather Baker
---------------------                        Director
Heather Baker